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                                                                  EXHIBIT 10.9

                             GAS GATHERING AGREEMENT

         THIS AGREEMENT ("Agreement"), made and entered into this 1st day of July, 1992 with an effective date retroactive to October 1, 1991, is executed by and between ENERGAS PIPELINE COMPANY, INC. ("Pipeline"), an Oklahoma Corporation, and A T GAS GATHERING SYSTEMS, INC. ("A T"), an Oklahoma Corporation.

         WHEREAS, "A T", a wholly owned subsidiary of Energas Resources Inc., a British Columbia, Canada Corporation, is the owner of the gathering system pipeline situated in Sections 25, 26 and 34, T1N, R14E in Atoka County, Oklahoma and gathering the gas from the following wells: the Gamble 1-25, Wyrick 1-26, Wyrick 2-26 and the Rose 1-34, and;

         WHEREAS, "Pipeline" is the gas marketer and operator of the gathering system, gathering gas from the Gamble 1-25, Wyrick 1-26, wyrick 2-26 and Otto Rose 1-34 and delivering the gas to the COP (Central Delivery Point) interconnecting with the Associated Natural Gas "Pine Mountain" pipeline, and;

         NOW, THEREFORE, it is agreed as follows

1. That "A T" will receive a consideration of $0.17 per Mcf to be paid monthly by operator within 60 days of production month, for the use of its gathering system to transport all gas produced from above described wells to the COP of Associated Natural Gas.

2. This agreement, from the effective date, is to remain in effect for a primary term of 5 years and then to renew year to year thereafter unless changed or superseded in writing by the parties herein.


OWNER:

A T GAS GATHERING SYSTEMS, INC

By  /s/ George G. Shaw
    ------------------------------
    President


OPERATOR:

ENERGAS PIPELINE COMPANY

By  /s/ George G. Shaw
    ------------------------------
    President